SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   November 8, 1999
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                                WHX Corporation
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(Exact name of registrant as specified in its charter)


     Delaware                                      13-3768097
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(State or other jurisdiction    (Commission       (IRS Employer
   of incorporation)            File Number)   Identification No.)

           110 East 59th Street,  New York,  New York 10022
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                     Address of principal executive offices


Registrant's telephone number, including area code: (212) 355-5200
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   (Former name or former address, if changed since last report.)

         Item 5.    OTHER EVENTS.

                  At a Special Meeting of Stockholders of WHX Corporation (the "Company") held on November 8, 1999, the following proposals to amend, until June 30, 2001, the Company's Certificate of Incorporation and By-Laws were approved by a majority of the Company's stockholders: (i) to eliminate the right of stockholders to call a special meeting of stockholders and to permit only the Chairman of the Board or the Board of Directors to call special meetings of Stockholders; (ii) to eliminate stockholder action by written consent; and (iii) to require an affirmative vote of 66-2/3% of the voting power of the then outstanding shares of any class or series of capital stock of the Company entitled to vote generally in the election of directors in order (a) to amend, repeal or adopt provisions inconsistent with any of the adopted amendments to the Company's Certificate of Incorporation approved at the special meeting and
(b) for the stockholders to amend or repeal any provision of the ByLaws. The Company has filed an Amendment to its Certificate of Incorporation with the Secretary of State of Delaware and has restated and amended its By-Laws to reflect the amendments adopted at the Special Meeting.

                  For additional information concerning the amendments to the Registrant's Certificate of Incorporation and By-Laws, reference is made to the Certificate of Amendment and the Amended and Restated By-Laws which are incorporated herein by reference and are attached hereto as exhibits 99.1 and 99.2, respectively.

         Item 7.     FINANCIAL  STATEMENTS,  PRO FORMA  FINANCIAL
                     INFORMATION  AND EXHIBITS.

         (c)     Exhibits.


         99.1 Certificate of Amendment to Certificate of Incorporation filed with the Delaware Secretary of State on November 10, 1999.

         99.2       Amended and Restated By-Laws of the Company


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

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WHX Corporation


Dated: November 11, 1999                   By: /s/ Ronald LaBow
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                                               Name:  Ronald LaBow
                                               Title:  Chairman of the Board



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